Exhibit 99.1




Unify Announces Fourth Quarter and Fiscal Year 2006 Financial Results


    SACRAMENTO, Calif.--(BUSINESS WIRE)--July 28, 2006--Unify Corp. (OTCBB:UNFY), a leading provider of business automation solutions including specialty vertical applications, today announced financial results for the fourth quarter and fiscal year ended April 30, 2006.
    Fourth quarter total revenue was $3.4 million, compared to $2.8 million in the fourth quarter of the prior year. Software licenses revenue was $2.1 million, compared to $1.3 million for the prior year comparative period.
    Net income for the fourth quarter was $168,000 or $0.01 earnings per share, compared to a net loss of $605,000, or $0.02 loss per share in the comparable period last year.
    For the fiscal year ended April 30, 2006, total revenue was $11.2 million, compared to $11.3 million in the prior fiscal year. Software licenses revenue for the year was $5.5 million, compared to $5.2 million in fiscal 2005. Net loss for the year was $628,000 or $0.02 loss per share, compared to a loss of $2.4 million or $0.09 loss per share in the prior year.
    The Company ended fiscal 2006 with cash and cash equivalents of $1.9 million, compared to $3.7 million at April 30, 2005.
    "Throughout fiscal 2006 we developed and maintained strong and loyal relationships with our new and existing customers and we continued to deliver product innovations with the launch of Unify NXJ Composer, NavRisk Portal and NavRisk Benefits," said Todd Wille, CEO of Unify. "Our heritage of customer satisfaction coupled with our technology expertise will serve as the launching pad into a new era as we prepare for the merger with HALO Technology Holdings.
    "Once the merger is completed, joining forces with HALO will provide Unify with the opportunity to extend our product offerings, leverage synergistic, complementary customer bases, enhance an already strong global presence, and save significant overhead costs. We look forward to adding customers, growing revenues and expanding our products as part of the HALO portfolio of companies."

    About Unify Corporation

    Unify provides business automation solutions including specialty insurance risk management applications. Unify's solutions deliver a broad set of capabilities for automating business processes, integrating existing information systems and delivering collaborative information. Through its industry expertise and market leading technologies, Unify helps organizations drive business optimization, apply governance and increase customer service. Unify is headquartered in Sacramento, Calif., with offices in London and Paris, and a worldwide network of global distributors. Contact Unify at 916-928-6400 or visit www.unify.com.

    Legal Notice Regarding Forward-Looking Statements

    Unify Legal Notice: This press release contains "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company's forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the insurance industry, computer and software industries, domestically and worldwide, the Company's ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company's relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors, the Company's ability to attract and retain employees in key positions and the risks and uncertainties associated with a merger of two companies. In addition, Unify's forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company's SEC filings available for viewing on its web site at "Investor Relations," "SEC filings" or from the SEC at www.sec.gov.

    Additional Information Relating to the Merger and Where to Find It

    HALO and Unify will file a definitive prospectus/proxy statement with the SEC in connection with the proposed transaction. Investors are urged to read any such prospectus/proxy statement, when available, which will contain important information. The prospectus/proxy statement will be, and other documents filed by HALO and Unify with the SEC are, available free of charge at the SEC's website (www.sec.gov) or from HALO by directing a request to Investor Relations at HALO Technology Holdings, 200 Railroad Ave., Greenwich, CT 06830, 203-422-2950 or from Unify Corporation's Web site at www.unify.com. Neither this communication nor the prospectus/proxy statement, when available, will constitute an offer to issue HALO common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited -- such an offer or issuance will only be made in accordance with the applicable laws of such jurisdiction.
    HALO, Unify and their respective directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from Unify stockholders in connection with the approval of the proposed transaction. Information about HALO's directors and executive officers is available in HALO's proxy statement, dated October 7, 2005 for its 2005 annual meeting of stockholders. Information about Unify's directors and executive officers is available in Unify's proxy statement, dated August 12, 2005 for its 2005 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the definitive prospectus/proxy statement HALO and Unify will file with the SEC.

                         UNIFY CORPORATION
                    CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share data)

                                                   April 30, April 30,
                                                      2006      2005
                                                   --------- ---------
                      ASSETS
Current assets:
  Cash and cash equivalents                        $  1,881  $  3,675
  Accounts receivable, net                            3,397     2,519
  Accounts receivable-related party                      76        92
  Prepaid expenses and other current assets             499       656
  Contracts in progress                                 200         -
                                                   --------- ---------
    Total current assets                              6,053     6,942
  Property and equipment, net                           267       429
  Other investments                                     214       214
  Goodwill and intangible assets, net                 1,617     1,739
  Other assets                                          200       166
                                                   --------- ---------
    Total assets                                   $  8,351  $  9,490
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $    379  $    739
  Current portion of long term debt                      33       102
  Current portion of long term debt-related party         -        64
  Other accrued liabilities                             791     1,336
  Accrued compensation and related expenses             878       721
  Deferred revenue                                    3,296     3,220
                                                   --------- ---------
    Total current liabilities                         5,377     6,182

  Long term debt, net of current portion                  3        31
  Royalties payable                                     539       514
  Accrued support obligations                           120       124
  Other long term liabilities                            77        72

  Commitments and contingencies                           -         -

Stockholders' equity:
  Common stock                                           29        28
  Additional paid-in capital                         63,937    63,588
  Accumulated other comprehensive income                 19        73
  Accumulated deficit                               (61,750)  (61,122)
                                                   --------- ---------
    Total stockholders' equity                        2,235     2,567
                                                   --------- ---------
      Total liabilities and stockholders' equity   $  8,351  $  9,490
                                                   ========= =========


                          UNIFY CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                               Three Months Ended  Twelve Months Ended
                                    April 30,           April 30,
                               ------------------- -------------------
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------
Revenues:
  Software licenses            $  2,092  $  1,255  $  5,535  $  5,205
  Services                        1,348     1,518     5,714     6,098
                               --------- --------- --------- ---------
    Total revenues                3,440     2,773    11,249    11,303
                               --------- --------- --------- ---------
Cost of Revenues:
  Software licenses                  92        73       448       336
  Services                          562       250     1,920     1,328
                               --------- --------- --------- ---------
    Total cost of revenues          654       323     2,368     1,664
                               --------- --------- --------- ---------

Gross profit                      2,786     2,450     8,881     9,639
                               --------- --------- --------- ---------
Operating Expense:
  Product development               647       704     2,714     2,814
  Selling, general and
   administrative                 1,981     2,359     6,845     9,225
                               --------- --------- --------- ---------
    Total operating expenses      2,628     3,063     9,559    12,039
                               --------- --------- --------- ---------
  Income (loss) from
   operations                       158      (613)     (678)   (2,400)
Other income, net                    10         9        50        44
                               --------- --------- --------- ---------
  Income (loss) before income
   taxes                            168      (604)     (628)   (2,356)
Provision for income taxes            -         1         -         8
                               --------- --------- --------- ---------
   Net income (loss)           $    168  $   (605) $   (628) $ (2,364)
                               ========= ========= ========= =========

Net income (loss) per share:
  Basic                        $   0.01  $  (0.02) $  (0.02) $  (0.09)
  Diluted                      $   0.01  $  (0.02) $  (0.02) $  (0.09)

Shares used in computing net income
 (loss) per share:
  Basic                          29,449    28,287    29,015    27,777
  Diluted                        29,736    28,287    29,015    27,777


    CONTACT: Unify Corporation
             Deb Thornton, 916-928-6379
             deb@unify.com